SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    C2, Inc.
            -------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            -------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                    C2, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 23, 2002


       NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders of C2, Inc., a Wisconsin corporation, will be held on Tuesday, April 23, 2002, at 9:00 A.M., Central Time, at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

       1. To elect six directors to hold office until the 2003 annual meeting of the shareholders and until their successors are duly elected and qualified.

       2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

       The Board of Directors has fixed the close of business on February 26, 2002, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

       A proxy for the annual meeting and a proxy statement are enclosed.


                                          By Order of the Board of Directors
                                          C2, Inc.

                                          /s/ David E. Beckwith

                                          David E. Beckwith
                                          Secretary

March 15, 2002



YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY MAIL BACK THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. IF, FOR ANY REASON, YOU SUBSEQUENTLY CHANGE YOUR PLANS, YOU MAY, OF COURSE, REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED.

                                    C2, Inc.
                         700 N. Water Street, Suite 1200
                           Milwaukee, Wisconsin 53202


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 23, 2002


       This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of C2, Inc. (the "Company") beginning on or about March 15, 2002, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 23, 2002, at 9:00 A.M., Central Time, at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

       Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

       A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the six persons nominated for election as directors and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

       Only holders of record of the Company's common stock (the "Common Stock") at the close of business on February 26, 2002, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,081,864 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

       At the Annual Meeting, the shareholders will elect six directors, each to hold office until the 2003 annual meeting of shareholders and until his successor is duly elected and qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the six persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

       The following sets forth certain information, as of February 26, 2002, about the Board's nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

       John A. Becker, 59, has been a director of the Company since May 31, 2000. Mr. Becker served as Vice Chairman and Chief Operating Officer of Firstar Corporation (bank holding company) from January 1990 until his retirement in December 1999. Mr. Becker is also a director of Northwestern Mutual Trust Company.

       Nicholas F. Brady, 71, has been a director of the Company since March 1998. Mr. Brady has served as Chairman of the Board of Darby Advisors, Inc. since February 1993; Chairman of Darby Overseas Investments, Ltd. since February 1994; and as Secretary of the United States Department of Treasury from September 1988 until January 1993. Mr. Brady is also a director of Amerada Hess Corporation, H. J. Heinz Company and various Templeton mutual funds.

       William T. Donovan, 50, has been a director of the Company since December 1997, and has served as President and Chief Executive Officer of the Company since July 24, 2000. Prior thereto, he served as Chairman and Chief Financial Officer of the Company since December 1997. Mr. Donovan has been a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin since 1980. Mr. Donovan is also a director of Grey Wolf, Inc.

       William H. Lacy, 57, has been a director of the Company since February 2000. Mr. Lacy served as Chairman and Chief Executive Officer of Mortgage Guaranty Insurance Corporation, a subsidiary of MGIC Investment Corporation (secondary mortgage market activities), located in Milwaukee, Wisconsin from 1996 to 1999 and as its President from 1987 to 1996. Mr. Lacy also served as Chairman and Chief Executive Officer of MGIC Investment Corporation located in Milwaukee, Wisconsin from 1987 to 1999. Mr. Lacy is also a director of Johnson Controls, Inc.

       David J. Lubar, 47, has been a director of the Company since November 1997 and Chairman of the Company since July 24, 2000. Prior thereto, he served as President of the Company since December 1997. Mr. Lubar has been a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin since 1983.

       Sheldon B. Lubar, 72, has been a director of the Company since December 1997. Mr. Lubar is also the Chairman and a principal of Lubar & Co. (venture capital and investments) located in Milwaukee, Wisconsin. Mr. Lubar is also a director of Weatherford International, Inc., Grant Prideco, Inc., U.S. Bancorp, Massachusetts Mutual Life Insurance Co., Jefferies Group, Inc., and MGIC Investment Corporation.

       Sheldon B. Lubar is the father of David J. Lubar and the father-in-law of Oyvind Solvang, Vice President of the Company.

       Directors will be elected by a majority of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a majority of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

       The Company's Board of Directors held four meetings in 2001. The Company's Board has Audit, Compensation and Finance Committees.

       The Audit Committee consists of John A. Becker (Chairperson) and Messrs. Brady and Lacy. The principal functions performed by the Audit Committee, which met twice in 2001, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to recommend annually to the Board a firm of independent public accountants to serve as the Company's auditors.

       The Compensation Committee consists of William H. Lacy (Chairperson) and Messrs. Becker and S. Lubar. The principal functions of the Compensation Committee, which met once in 2001, are to administer the Company's deferred and incentive compensation plans; to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; and to establish compensation of all officers, directors and subsidiary or division presidents.

       The Finance Committee consists of Messrs. Donovan, D. Lubar and S. Lubar. The principal function of the Finance Committee is to review prospective acquisition candidates, the structure, financing and terms of prospective acquisitions and the financing arrangements of the Company and its subsidiaries.

       The Company does not have a nominating committee to consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Company should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning any proposed nominee.

Director Compensation

       Under the Company's 1998 Equity Incentive Plan (the "Incentive Plan"), the Company is authorized to grant to each person first elected as a non-employee director of the Company an option for 12,000 shares of Common Stock. Options granted to non-employee directors under the Incentive Plan have an exercise price per share equal to 100% of the market value of a share of Common Stock on the date of grant as determined by the Board of Directors and become exercisable ratably at 20% per year over a period of five years from the date of grant.

       The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the Board of Directors and committees on which they serve.

                             PRINCIPAL SHAREHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 26, 2002, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The beneficial ownership set forth below is based on information provided to the Company by the beneficial owners.

                                Number of Shares
    Name and Address          Beneficially Owned (1)          Percent of Class
-----------------------    --------------------------      ---------------------

Sheldon B. Lubar                  1,092,743  (2)                    21.5%
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

David J. Lubar                      994,164  (3)                    19.6
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Oyvind Solvang                      699,086  (4)                    13.8
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Susan Lubar Solvang                 699,086  (5)                    13.8
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Kristine Lubar MacDonald            638,914  (6)                    12.6
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

Joan P. Lubar                       584,973  (7)                    11.5
700 N. Water Street
Suite 1200
Milwaukee, WI  53202

Marianne S. Lubar                   423,927  (8)                     8.3
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

                                Number of Shares
    Name and Address          Beneficially Owned (1)          Percent of Class
-----------------------    --------------------------      ---------------------

Nicholas F. Brady                   305,500                          6.0
1133 Connecticut Ave. NW,
Suite 200
Washington, DC  20036

William T. Donovan                  228,656  (9)                     4.5
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

William H. Lacy                       4,800                          0.1
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

John A. Becker                        2,400                          --
700 N. Water Street
Suite 1200
Milwaukee, WI   53202

All directors and
executive officers                3,327,349                         65.5
as a group (7 persons).

(1) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of February 26, 2002.

(2) Shares reported by Sheldon B. Lubar include 182,000 shares held by various Lubar family minor childrens' trusts over which Sheldon B. Lubar may be deemed to share voting power and investment power as a trustee. Of these shares, 50,000 shares are also included as beneficially owned by David J. Lubar. Shares reported by Sheldon B. Lubar also include 415,615 shares held directly by Sheldon Lubar's wife and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director. The remaining 486,816 shares are held directly by Mr. Lubar or his retirement plans.

(3) Shares reported by David J. Lubar include 501,628 shares over which he may be deemed to share voting power and investment power as a trustee. David J. Lubar shares voting and investment power over 423,250 shares held by various Lubar family minor childrens' trusts. Of these shares, 50,000 are also included as beneficially owned by Sheldon Lubar and 78,378 represent shares for which David J. Lubar's wife shares voting and investment power. The remaining 492,536 shares are held by David J. Lubar directly.

(4) Shares reported by 0yvind Solvang include 50,000 shares over which he may be deemed to share voting power and investment power as trustee, 433,086 shares held directly by his wife (Susan L. Solvang), and 143,000 shares over which his wife may be deemed to share voting power and investment power as a trustee. The remaining 73,000 shares are held by 0yvind Solvang directly.

(5) Shares reported by Susan L. Solvang include 433,086 shares held by her directly, 73,000 shares held directly by her husband (0yvind Solvang), 143,000 shares for which she may be deemed to share voting power and investment power as a trustee, and 50,000 shares for which her husband may be deemed to share voting power and investment power as a trustee.

(6) Shares reported by Kristine L. MacDonald include 425,546 shares held by her directly and 213,368 shares for which she may be deemed to share voting power and investment power as a trustee.

(7) Shares reported by Joan P. Lubar include 441,973 shares held by her directly and 143,000 shares for which she may be deemed to share voting power and investment power as a trustee.

(8) Shares reported by Marianne S. Lubar include 415,615 shares held by her directly and 8,312 shares held by the Lubar Family Foundation for which she may be deemed to have voting power and investment power as a director.

(9) Shares reported by William T. Donovan include 20,000 shares held by a partnership in which Mr. Donovan is a general partner. Mr. Donovan disclaims beneficial interest in 15,935 of these shares.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

       The following table sets forth certain information concerning the compensation earned for each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2001. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                     Summary Compensation Table

                                                    Annual                         Long Term
                                                 Compensation                     Compensation
                                  -------------------------------------------   ----------------
                                                                                   Securities
                                                                                   Underlying
        Name and                                              Other Annual           Stock             All Other
   Principal Position       Year    Salary($)     Bonus($)   Compensation($)(1)    Options(#)       Compensation($)
   ------------------       ----    ---------     --------   ------------------    ----------       ---------------
William T. Donovan         2001     $215,000          $0          --                 20,000           $2,800 (4)
   President and Chief     2000      188,000           0          --                      0            2,400 (4)
   Executive Officer (2)   1999      155,000           0          --                100,000            2,320 (4)

David J. Lubar             2001     $150,000          $0          --                 15,000           $2,001 (4)
   Chairman (3)            2000      133,000           0          --                      0            1,911 (4)
                           1999      106,000           0          --                100,000            1,610 (4)

Oyvind Solvang             2001     $135,000          $0          --                 15,000           $1,800 (4)
   Vice President          2000      122,000           0          --                      0            1,789 (4)
                           1999      106,000      14,000          --                 60,000            1,760 (4)

(1)    Certain personal benefits provided by the Company and its subsidiaries to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of
       $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2)    Mr. Donovan served as the Company's Chairman and Chief Financial Officer until being named
       President and Chief Executive Officer on July 24, 2000.

                                                 7

(3)    Mr. Lubar served as the Company's President until being named Chairman on July 24, 2000.

(4)    The amount includes matching contributions made under the Company's 401(k) plan.

Stock Options

       The Company has in effect the Incentive Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2001 to William T. Donovan, David J. Lubar and Oyvind Solvang. No other executive officer was granted options in fiscal 2001.

                              Option Grants in 2001 Fiscal Year
                                                                                     Potential Realizable Value at
                                                                                     Assumed Annual Rates of Stock
                                                                                        Price Appreciation For
                                         Individual Grants                                 Option Term (2)
                             ---------------------------------------------------     -----------------------------
                                         % of Total
                             Options      Options       Exercise                     At 5% Annual    At 10% Annual
                             Granted     Granted to       Price       Expiration        Growth           Growth
Name                         (#)(1)      Employees      ($/Share)        Date            Rate             Rate
----                         ------      ---------     ----------    ------------    ------------    -------------
William T. Donovan.......      20,000       40.0%        $7.25           1/25/11        $91,200         $231,000
David J. Lubar...........      15,000       30.0          7.25           1/25/11         68,400          173,250
Oyvind Solvang...........      15,000       30.0          7.25           1/25/11         68,400          173,250

------------
(1)    The options reflected in the table were granted on January 25, 2001, and became fully vested at the time of the grant.

(2)    This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and
       Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

       The Company maintains the Incentive Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table summarizes options exercised during 2001 and presents the value of unexercised options held by the named executive officers at December 31, 2001.

                        Aggregated Option Exercises in 2001 Fiscal Year
                               and Fiscal Year-End Option Values

                                                        Number of Securities
                                                       Underlying Unexercised             Value of Unexercised
                                                          Options at Fiscal              In-the-Money Options at
                             Shares                         Year-End (#)                 Fiscal Year-End ($)(1)
                            Acquired                ------------------------------    ------------------------------
                               on         Value
Name                        Exercise     Realized   Exercisable    Unexercisable      Exercisable    Unexercisable
----                        --------     --------   -----------    -------------      -----------    -------------
William T. Donovan             --           --         80,000         40,000            $195,000       $130,000
David J. Lubar                 --           --         75,000         40,000             195,000        130,000
Oyvind Solvang                 --           --         51,000         24,000             117,000         78,000

------------
(1)    The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Report on Executive Compensation

       General. The Company's approach to compensating its executive officers is different from that of many public corporations. The Chairman of the Compensation Committee (John A. Becker) makes his recommendations for salaries and bonuses for the executive officers, including the Chief Executive Officer, to the Compensation Committee and those recommendations are generally approved by the Committee. To date, the factors considered by the Chairman have been the financial performance of the Company or the operating unit for which the executive has responsibility and the achievement of non-financial goals in the business plan or developed during the fiscal year. Financial performance is measured by actual operating cash flow and net income compared to the amounts included in the business plan developed prior to the beginning of the fiscal year, but any developments affecting performance which may have occurred during the fiscal year are considered. The Chairman has not given any specific weight to any one factor.

       Stock Options. The Incentive Plan is designed, among other things, to encourage ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The Incentive Plan is designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option grants to the Company's key executive officers is consistent with the Company's best interest and the Company's overall compensation program.

       In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including each key executive's level of responsibility and relative contribution to the Company. Stock options are granted with an exercise price equal to the market value of a share of Common Stock on the date of grant. While earlier stock option grants to key executives vested over a period of years, stock options granted since January 2001 to key executives were fully vested at the time of grant.

       Section 162(m) Limitation. The Company anticipates that all 2002 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                                    C2, Inc.

                             COMPENSATION COMMITTEE

                                 William H. Lacy
                                 John A. Becker
                                Sheldon B. Lubar



Report of the Audit Committee

       The Audit Committee of the Board of Directors is composed of three independent directors, each of whom is independent as defined in the National Association of Securities Dealers' listing standards. The Committee operates under a written charter which was adopted by the Board on May 31, 2000. The Committee recommends to the Board the selection of the Company's independent auditors.

       The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

       In its meetings with representatives of the independent auditors, the Committee asks them to address and discuss their responses to several questions that the Committee believes are particularly relevant to its oversight. The questions include:

       o Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

       o Based on the independent auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors with clarity and completeness the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and the Securities and Exchange Commission disclosure requirements?

       o Based on the independent auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

       The Committee believes that, by focusing its discussions with the independent auditors on these questions, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

       The Company's independent auditors have provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for 2001 were as follows:

    Audit Fees                                                      $86,000
    Services and Design and Implementation Fees                          $0
    All Other Fees:
       Audit Related (primarily benefit plan and
         due diligence fees)                                        $33,500
       Tax Related (primarily tax preparation and
         consulting fees)                                          $135,700

       The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

       Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's

Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                    C2, Inc.

                                 AUDIT COMMITTEE

                                 John A. Becker
                                Nicholas F. Brady
                                 William H. Lacy

                             PERFORMANCE INFORMATION

       The following graph compares on a cumulative basis changes since March 5, 1999 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Index and (c) the total return on the Russell 2000 Index. Due to the nature of the Company's business, no published industry or line-of-business index exists and, the Company does not believe it can reasonably identify a peer group for comparison. The changes have been measured by dividing (i) the sum of
(A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end of and the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on March 5, 1999, in Common Stock, the Nasdaq Index and the Russell 2000 Index.


                                Performance Graph
            Comparison of Cumulative Returns: 3/15/1999 to 12/31/2001


                                [graphic omitted]


                        March 5,   December 31,   December 31,    December 31,
                          1999         1999            2000            2001
                        --------   ------------   ------------    -------------

C2, Inc.                 $100       $  82.29         $133.33         $122.08
Nasdaq Index              100         174.12          105.71           83.45
Russell 2000 Index        100         126.82          121.49          122.74

                              CERTAIN TRANSACTIONS

       Sheldon B. Lubar and David J. Lubar are officers and directors of Lubar & Co. Incorporated, and each own 50% of its capital stock. The Company's headquarters shares offices with Lubar & Co. Incorporated. The office building is owned by 700 North Water LLC, which is owned primarily by Sheldon B. Lubar, David J. Lubar and the Lubar family (90%) and William T. Donovan (5%). The Company pays its pro rata share of the rent, utilities and other expenses of these premises. These expenses are approximately $7,000 per month. Certain officers and employees of the Company also provide services to Lubar & Co., Incorporated. An allocation of compensation for services is based on an allocation of time spent on the respective entity and is periodically reviewed.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2001, all its directors and executive officers complied with the Section 16(a) filing requirements, except that Form 5 filings required with respect to the receipt of options to purchase Common Stock by David J. Lubar, William T. Donovan and Oyvind Solvang were not timely filed.


                                  MISCELLANEOUS

Independent Auditors

       Arthur Andersen LLP acted as the independent auditors for the Company in 2001, and it is anticipated that such firm will be similarly appointed to act in 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

       Proposals that shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2003 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on November 15, 2002. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to raise at the 2003 annual meeting of shareholders but does not intend to have included in the Company's proxy statement for such meeting) after January 29, 2003, the persons named in proxies solicited by the Board for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

       The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                              By Order of the Board of Directors
                                              C2, Inc.

                                              /s/ David E. Beckwith

                                              David E. Beckwith
                                              Secretary
March 15, 2002

                                    C2, INC.
       Proxy for Annual Meeting of Shareholders to be held April 23, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   OF C2, INC.

       The undersigned constitutes and appoints WILLIAM T. DONOVAN and DAVID E. BECKWITH, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of C2, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin on April 23, 2002, at 9:00 A.M., Central Time, and at all adjournments or postponements thereof.

       The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR Item 1.

       THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT.


         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                          C2, INC. 2002 ANNUAL MEETING


1.  ELECTION OF DIRECTORS: 1-Nicholas F. Brady       2-William T. Donovan
                           3-David J. Lubar          4-Sheldon B. Lubar
                           5-William H. Lacy         6-John A. Becker


                               [ ]  FOR all          [ ]  WITHHOLD
                                    nominees listed       AUTHORITY to
                                    to the left           vote for all
                                    (except as            nominees
                                    specified             listed to the
                                    below).               left.

                                              ---------------------------------
(Instructions: To withhold authority to
vote for any indicated nominee(s),
write the number(s) of the nominee(s)
in the box provided to the right).
                                              ---------------------------------


2. In their discretion upon all such other business as may properly come before said meeting.



              Date______________________, 2002             NO. OF SHARES


Check appropriate
box Indicate change                           ----------------------------------
below:
Address Change?   [ ]   Name Change?    [ ]

                                              ----------------------------------
                                              Signature(s) in Box

                                              Please sign exactly as your name
                                              appears on your stock certificate.
                                              Joint owners should each sign
                                              personally. A corporation should
                                              sign full corporate name by a duly
                                              authorized officer and affix
                                              corporate seal. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.